UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 24, 2009
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 24, 2009, Aflac Incorporated announced that the Lloyds Banking Group plc has accepted the exchange of two of its investment securities owned by Aflac. The exchange offer program was announced by Lloyds on November 3, 2009, and the exchanges are expected to settle on December 1, 2009.
     When the transaction settles, Aflac will have exchanged its investment in Lloyds TSB Bank plc yen-denominated, Upper Tier II perpetual securities (par value of $222 million at September 30, 2009) into yen-denominated, Lower Tier II fixed-maturity securities. The company will also have exchanged its holdings of Bank of Scotland plc yen-denominated, Upper Tier II perpetual securities (par value of $188 million at September 30, 2009) into yen-denominated, Lower Tier II fixed-maturity securities. The newly issued securities are enhanced capital notes, which convert to common equity if the published Lloyds Banking Group’s consolidated core Tier I capital ratio falls below 5%.
     A copy of the press release issued by Aflac Incorporated is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	-	Press release of Aflac Incorporated dated November 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 24, 2009	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.) Senior Vice President, Financial Services Chief Accounting Officer

EXHIBIT INDEX:

99.1	-	Press release of Aflac Incorporated dated November 24, 2009